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                                                                    EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports, included in or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, Registration Numbers 33-80417 and 333-59441, Form S-8, Registration Number 333-53753, Form S-8, Registration Number 333-39159, and Form S-8, Registration Number 333-02979, included the Prospectuses therein, relating to the Company's 1995 Stock Incentive Plan, 1998 Employee Stock Purchase Plan, 1997 Executive Retirement Plan and 1995 Non-Employee Directors' Fee and Stock Option Plan. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                               /s/ ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania
March 23, 1999




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